Exhibit 99.1

[INNOVO GROUP INC. LETTERHEAD]



      Tom O'Riordan Joins Innovo Group's Board of Directors


LOS ANGELES, April 10, 2006 - Innovo Group Inc. (NASDAQ: INNO) announced today that Tom O'Riordan has been appointed to the Company's Board of Directors, effective April 7, 2006.

Mr. O'Riordan has most recently acted in an executive consulting and advisory capacity to the senior management team of Sport Brands International and its subsidiary Fila, a manufacturer and retailer of branded footwear, apparel and accessories, as well as to other investment advisors and funds in the retail and consumer products sector. From 1998 to 2004, Mr. O'Riordan served in various executive management capacities with Fila Holding Company, ultimately serving as Chief Executive Officer of Fila Americas from 2003 to 2004. Mr. O'Riordan also served as President of Enyce Clothing Company, Fila USA's wholly-owned subsidiary which produced sportswear and activewear apparel under the Enyce brand name, from 1999 to 2003. From 1995 until 1998, Mr. O'Riordan served as Director of Operations of Adidas America, a publicly traded manufacturer and retailer of branded athletic footwear, apparel and accessories. From 1988 to 1995, Mr. O'Riordan was President of Tom O'Riordan & Associates, a sales and marketing company focused on the athletic footwear, apparel and sporting goods industries. Mr. O'Riordan began his career in sales for Brooks Shoe Company. Mr. O'Riordan received his B.S. degree in Marketing and Management from Rider University.

Sam  Furrow,  Chairman the Company's Board of Directors,  stated:
"We are extremely pleased to have Tom join the Board. After conducting its search for an additional independent director, the Board is confident that it has chosen someone who brings operational expertise within the retail, apparel and consumer products industry sectors, as well as a solid track record of successfully advising and guiding a wide variety of apparel, footwear and retail businesses. His addition to the Company's Board further enhances our objectives to bring long-term value to our shareholders."

About Innovo Group Inc.
Innovo Group Inc., through its operating subsidiaries Innovo Azteca Apparel, Inc. and Joe's Jeans, Inc. is a sales and marketing organization designing and selling apparel products to the retail and premium markets. The Company currently produces products under license agreements and other agreements for private label and branded products. The Company's apparel products consist of men's and women's denim and denim-related apparel products, including, women's high-end denim jeans and knit shirts featuring the Joe's Jeans(r) and indie brands. More information is available at the company web site at www.innovogroup.com.

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Statements  in this news release which are not purely  historical
facts   are   forward-looking  statements,  including  statements
containing the words "intend," "believe," "estimate, "project," "expect" or similar expressions Forward looking statements in this press release include, without limitation, our ability to capture market share in the premium denim category, our ability to achieve long-term profitability, our expectations for our Joe's Jeansr brand in the marketplace and our belief in our
growth strategy.   These statements are made pursuant to the safe
harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of
the   Company's   decision  to  explore  strategic  alternatives;
uncertainty related to the sale of the Company's private label business and approval of the transaction by the Company's stockholders; continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Company's brands such as Joe'sr; successful implementation of its strategic plan; the extension or refinancing of its existing
bank  facility  and  the  restrictions  any  such  extension   or
refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations and asset sales; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic
report  filings with the Securities and Exchange Commission.   By
making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group, Inc.
Shane Whalen
323-278-6764

Integrated Corporate Relations
Investors: Brendon Frey
Media: John Flanagan
203-682-8200

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